EX-99.B10


                      [MORRISON & FOERSTER LLP LETTERHEAD]


                                  July 1, 1999




     The Capitol Mutual Funds
     111 Center Street
     Little Rock, Arkansas  72201

              Re:    Units of Beneficial Interest in the
                     Funds of The Capitol Mutual Funds
                     (d/b/a Nations Institutional Reserves)
                     --------------------------------------

     Ladies and Gentlemen:

              We refer to Post-Effective Amendment No. 28 and Amendment No. 29 to the Registration Statement on Form N-1A (SEC File Nos. 33-33144; 811-6030) (the "Registration Statement") of The Capitol Mutual Funds (the "Trust") relating to the registration of an indefinite number of units of Beneficial Interest in the following Funds of the Trust: Nations California Municipal Bond Fund, Nations California Tax-Exempt Reserves, Nations Asset Allocation Fund, Nations Capital Income Fund, Nations Intermediate Bond Fund and Nations Blue Chip Fund (collectively, the "Shares").

              We have been requested by the Trust to furnish this opinion as
     Exhibit 10 to the Registration Statement.

              We have examined such records, documents, instruments, certificates of public officials and of the Trust, made such inquiries of the Trust, and examined such questions of law as we have deemed necessary for the purpose of rendering the opinion set forth herein. We have assumed the genuineness of all signatures and the authenticity of all items submitted to us as originals and the conformity with originals of all items submitted to us as copies.

              Based upon and subject to the foregoing, we are of the opinion that:

              The issuance and sale of the Shares by the Trust have been duly and validly authorized by all appropriate action, and assuming delivery by sale or in accord with the dividend reinvestment plan of each of the Trust's portfolios in accordance with the

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     The Capitol Mutual Funds
     July 1, 1999
     Page 2



     description set forth in the Registration Statement, the Shares will be validly issued, fully paid and nonassessable.

              We consent to the inclusion of this opinion as an exhibit to the Registration Statement.

              In addition, we hereby consent to the use of our name and to the reference to our Firm under the heading "Counsel" in the Statement of Additional Information, and the description of advice rendered by our Firm under the heading "How The Funds Are Managed" in the Prospectuses, which are included as part of the Registration Statement.

                                                  Very truly yours,

                                                  /S/ MORRISON & FOERSTER LLP

                                                  MORRISON & FOERSTER LLP